                                                                   EXHIBIT 4.6

                  5.75% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of December 14, 1999

                                  by and among

                           General Semiconductor, Inc.

                                       and

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

                              Chase Securities Inc.

                        Morgan Stanley & Co. Incorporated


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     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 14, 1999, by and among General Semiconductor, Inc., a Delaware corporation (the "COMPANY"), and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's 5.75% Convertible Subordinated Notes due 2006 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated
December 8, 1999 (the "PURCHASE AGREEMENT"), by and among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them the Indenture, dated December 14, 1999, between the Company and The Bank of New York, as Trustee, relating to the Notes (the "INDENTURE").

     The parties hereby agree as follows:


SECTION 1.      DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT:                     The Securities Act of 1933, as amended.

     AFFILIATE:               As defined in Rule 144 of the Act.

     CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

     CLOSING DATE:            The date hereof.

     COMMON STOCK:            Common Stock, $.01 par value per share, of
                              the Company.

     COMMISSION:              The Securities and Exchange Commission.

     EFFECTIVENESS DEADLINE:  As defined in Section 3(a) hereof.

     EXCHANGE ACT:            The Securities Exchange Act of 1934, as
                              amended.

     EXEMPT RESALES:          The transactions in which the Initial
                              Purchasers propose to sell the Notes to certain
                              "qualified institutional buyers," as such term is defined in Rule 144A under the Act.

     FILING DEADLINE:         As defined in Section 3(a) hereof.

     HOLDERS:                 As defined in Section 2 hereof.

     LIQUIDATED DAMAGES:      As defined in Section 4 hereof.

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     NOTES:                   The up to $172,500,000 aggregate principal amount
                              of Convertible Subordinated Notes being issued pursuant to the Purchase Agreement.

     PROSPECTUS:              The prospectus included in a Registration
                              Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

     RECOMMENCEMENT           DATE: As defined in Section 5(b) hereof.

     REGISTRATION             DEFAULT: As defined in Section 4 hereof.

     REGISTRATION             DEFAULT PERIOD: As defined in Section 4 hereof.

     RULE 144:                Rule 144 promulgated under the Act.

     SHELF REGISTRATION STATEMENT: As defined in Section 3 hereof.

     SUSPENSION               NOTICE: As defined in Section 5(b) hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     TRANSFER RESTRICTED SECURITIES:    The Notes and the shares of
                                        Common Stock into which the Notes are
                                        convertible,upon original issuance
                                        thereof, and at all times subsequent
                                        thereto, until, in the case of any such
                                        Notes or shares of Common Stock, (a) the date on which such Notes or shares of Common Stock have been disposed of in accordance with a Shelf Registration
                                        Statement, (b) the date on which such
                                        Notes or shares of Common Stock are
                                        distributed to the public pursuant to
                                        Rule 144 or are saleable pursuant to
                                        Rule 144 (or similar provisions then
                                        in effect) under the Act or (c) the date on which such Notes or shares of Common
                                        Stock cease to be outstanding.

SECTION 2.      HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3.      SHELF REGISTRATION

         (a) SHELF REGISTRATION. As soon as practicable after the Closing Date but in no event later than 90 days after the Closing Date (such 90th day, "FILING DEADLINE"), the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT"), relating to all Transfer Restricted Securities, and shall use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 180 days after the Closing Date (such 180th day, the "EFFECTIVENESS DEADLINE").

     The Company shall use its best efforts to keep any Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Section 5(a) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted


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Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for the shorter of (i) two years (as extended pursuant to Section 5(b) following the Closing Date) or (ii) the date on which all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH
THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to
Section 4 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.      LIQUIDATED DAMAGES

     If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) such Shelf Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or (iii) such Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT" and each period during which a Registration Default has occurred and is continuing, a "REGISTRATION DEFAULT PERIOD") then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("LIQUIDATED DAMAGES") in an amount (and if such Transfer Restricted Securities are comprised of Common Stock, such amount shall be calculated on the basis of the principal amount of Notes from which such Transfer Restricted Securities had been converted) which shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.00% thereafter for the remaining portion of the Registration Default Period. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of this Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a post-effective amendment to the Shelf Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable, in the case of (iii) above, or (4) once the Transfer Restricted Securities are eligible for resale under Rule 144(k) of the Act, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii) or (iii), as applicable, shall cease, at which time the interest rate shall be restored to its initial rate.

     All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any Notes and/or shares of Common Stock for which Liquidated Damages are due cease to be Transfer Restricted Securities, all obligations of the Company to pay Liquidated Damages with respect to any such Notes and/or shares of Common Stock shall survive until such time as all such obligations shall have been satisfied in full.


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


SECTION 5.      SHELF REGISTRATION PROCEDURES

         (a) PROCEDURES. In connection with the Shelf Registration Statement, the Company shall:

                (i) use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration Statement any securities other than the Transfer Restricted Securities;

                (ii) use its best efforts to contact all Holders of Transfer Restricted Securities and notify each Holder of its right to include its Transfer Restricted Securities in such Shelf Registration Statement;

                (iii) use its best efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, the Company may suspend the offering and sales under the Shelf Registration Statement for up to 60 days in each year during which such Shelf Registration Statement is required to be effective and usable hereunder (measured from the date of effectiveness of such Shelf Registration Statement to successive anniversaries thereof) if (A) either (y)(1) the Company shall be engaged in a material acquisition or disposition and
(2)(aa) such acquisition or disposition is required to be disclosed in the Shelf Registration Statement, the related Prospectus, or any amendment or supplement thereto, or the failure by the Company to disclose such transaction in the Shelf Registration Statement or related Prospectus, or any amendment or supplement thereto, as then amended or supplemented, would cause such Shelf Registration Statement, Prospectus or amendment or supplement thereto, to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading, in light of the circumstances under which they were made, (bb) information regarding the existence of such acquisition or disposition has not then been publicly disclosed by or on behalf of the Company and (cc) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that disclosure of such acquisition or disposition would not be in the best interest of the Company and would have a material adverse effect on the consummation of such acquisition or disposition or (z) a majority of the Board of Directors of the Company determines in the exercise of its good faith judgment that compliance with the disclosure obligations set forth in this Section 5(a)(iii) would otherwise have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (B) the Company notifies the Holders within two business days after such Board of Directors makes the relevant determination set forth in clause (A); provided, however, that in each such case the applicable period specified in
Section 3 hereof during with the applicable Shelf Registration Statement is


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required to be kept effective and usable shall be extended by the number of days during which such effectiveness was suspended pursuant to the foregoing and Liquidated Damages shall not apply during any period in which the Company is permitted to suspend offerings and sales under this sentence;

                (iv) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Transfer Restricted Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                (v) advise the Holders and underwriters, if any, promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                (vi) subject to Section 5(a)(iii), if any fact or event contemplated by Section 5(v)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (vii) furnish to each Holder named in any Shelf Registration Statement or Prospectus, who shall certify to the Company that they have a present intention to sell Transfer Restricted Securities, and underwriter, if any, in connection with such sale before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), except that the foregoing provision will not apply to


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regular periodic reports filed with the Commission on Forms 10-Q or 10-K or
Current Reports on Form 8-K (or any similar successor forms), or exhibits to any such documents unless requested, which documents will be subject to the review and comment of such Persons in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Persons shall reasonably object within five Business Days after the receipt thereof;

                (viii) promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Holders except that the foregoing provision will not apply to regular periodic reports filed with the Commission on Forms 10-Q or 10-K or Current Reports on Form 8-K (or any similar successor forms), or exhibits to any such documents unless requested, and underwriters, if any, in connection with such sale, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                (ix) make available at reasonable times for inspection by the Holders and underwriters, if any, and any attorney or accountant retained by such Holders, who shall certify to the Company that they have a present intention to sell Transfer Restricted Securities, or underwriters, if any, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriters, if any, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness which, in the reasonable judgment of counsel for the Company, are necessary to conduct a reasonable investigation within the meaning of
Section 11 of the Act; PROVIDED, HOWEVER, that each such party shall be required to maintain in confidence and not disclose to any other person any information or records designated in writing by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required, or shall deem it advisable, so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prior written notice thereof), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                (x) if requested by any Holders or underwriters, if any, in connection with such sale, promptly include in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders or underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                (xi) furnish to each Holder and underwriter, if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto,


                                       6
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including, at the request of such Holder, all documents incorporated by reference therein and all exhibits (including, at the request of such Holder, exhibits incorporated therein by reference);

                (xii) deliver to each Holder and underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Holder and each underwriter, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                (xiii) upon the request of Holders of 25% or more in principal amount (or number of shares, as the case may be) of Transfer Restricted Securities or an initial purchaser in the case where an initial purchaser holds Transfer Restricted Securities acquired as part of its initial placement, if any, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by such Person in connection with any sale or resale pursuant to any applicable Shelf Registration Statement and in such connection, the Company shall:

         (A) furnish (or in the case of paragraphs (2), (3) and (4) below, use its best efforts to cause to be furnished) to each Holder or underwriter, if any, upon the effectiveness of the Shelf Registration Statement:

             (1) a certificate, dated such date, signed on behalf of the Company by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Sections 6(aa), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as the Holders may reasonably request;

             (2) an opinion, dated the date effectiveness of the Shelf Registration Statement, of outside counsel for the Company covering matters similar to those set forth in Exhibit A of the Purchase Agreement and such other matters as the selling Holders may reasonably request, including the ultimate paragraph of Exhibit A relating to the Shelf Registration Statement;

             (3) an opinion, dated the date effectiveness of the Shelf Registration Statement, of general counsel for the Company covering matters similar to those set forth in Exhibit B of the Purchase Agreement and such other matter as the selling Holders may reasonably request; and

             (4) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 9(g) of the Purchase Agreement, provided, however, the Company is not obligated to pay the costs and expenses of counsel for the selling shareholders; and


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


        (B) deliver such other documents and certificates as may be reasonably requested by the Holders and underwriters, if any, to evidence compliance with the matters set forth in clause (A) above and with any customary conditions contained in any agreement entered into by the Company pursuant to this clause (xiii) which satisfy the above requirement;

                (xiv) prior to any public offering of Transfer Restricted Securities, cooperate with the Holders, underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Persons may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified but for the requirement of this clause (xiv) or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Shelf Registration Statement, in any jurisdiction where it is not now so subject, or make any changes to its certificate of incorporation or by-laws or any agreement between the Company and its stockholders;

                (xv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Transfer Restricted Securities;

                (xvi) (A) list all shares of Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (B) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all shares of Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation;

                (xvii) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiv) above;

                (xviii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Shelf Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act), provided that the obligations of this clause (xix) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

                (xx) if underwritten, make appropriate officers of the Company available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities;

                (xxi) cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                (xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or
Section 15(d) of the Exchange Act.

                (xxiii) the Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to it such information regarding such seller as may be required by the staff of the Commission to be included in the Shelf Registration Statement; the Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information within a reasonable period of time after receiving such request; and the Company shall have no obligation to register under the Securities Act the Transfer Restricted Securities of any seller who fails to furnish such information as provided in this paragraph.

         (b) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 5(a)(v)(C) or any notice from the Company of the existence of any fact of the kind described in Section 5(a)(v)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until
(i) such Holder's has received copies of the supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

SECTION 6.      REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all


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


expenses of printing (including printing certificates for the Common Stock to be issued upon conversion of the Notes and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount (number of shares, if applicable) of the Transfer Restricted Securities for whose benefit the Shelf Registration Statement is being prepared; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and
(vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance). Notwithstanding the foregoing, the Holders of Transfer Restricted Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of such Transfer Restricted Securities.

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders selling Transfer Restricted Securities pursuant to the "Plan of Distribution" contained in the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in principal amount (number of shares, if applicable) of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION 7.      INDEMNIFICATION

     (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities or judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of registered Notes or registered shares of Common Stock or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders or such untrue statement or omission or alleged untrue statement or omission is contained in the preliminary Prospectus and is corrected in the final Prospectus.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in Section 7(a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, or any of its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company pursuant to this Section 7, and the Company, its directors or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph of this Section 7. In no event shall any Holder, its directors, its officers or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, its officers or any Person, if any, who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses, to the extent reasonable, shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be obligated to indemnify and hold harmless any indemnified party from and against any losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected without the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent that the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each of the Holders hereunder and not joint.

SECTION 8.            RULE 144A AND RULE 144


     The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION  9.                UNDERWRITTEN REGISTRATIONS

     (a) If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

     No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell its Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering made pursuant to a Shelf Registration Statement, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes, in the case of an underwritten offering of the Notes, or the Common Stock, in the case of an underwritten offering of shares of Common Stock constituting Transfer Restricted Securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of such underwritten offering.

     The foregoing provisions of Section 9(b) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

     (c) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the underwriters, their controlling persons and their respective officers, directors, employees, representatives and agents shall be entitled to indemnity (substantially similar to the indemnity set forth in Section 7 of the Agreement) from the Company and the Holders, which indemnity may be set forth in an underwriting agreement.

SECTION 10.           MISCELLANEOUS

     (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) NO PIGGYBACKS ON SHELF REGISTRATION STATEMENT. The Company shall not grant to any of its security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.

     (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount (and shares, if applicable) of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

     (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii) if to the Company:

                     General Semiconductor, Inc
                     Ten Melville Park Road
                     Melville, New York 11747
                     Telecopier No.: (516) 847-3209
                     Attention: Stephen B.Paige, Esq.

                     With a copy to:

                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, New York 10004
                     Telecopier No.: (212) 859-8587
                     Attention:  Lois Herzeca, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         GENERAL SEMICONDUCTOR, INC.

                                         By:  /s/ Ronald A. Ostertag
                                              ------------------------------
                                              Name:  Ronald A. Ostertag
                                              Title: Chairman, President and
                                                     Chief Financial Officer


DONALDSON, LUFKIN & JENRETTE

      SECURITIES CORPORATION
CHASE SECURITIES INC.
MORGAN STANLEY & CO. INCORPOTATED
By:   DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

By:   /s/ William Wilson
      ---------------------
      Name:  William Wilson
      Title: Vice President